Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated February 22, 2017, in this Registration Statement (Form S-6 No. 333-215136) of Smart Trust 297, comprising Smart Trust, Sustainable Impact Investing Trust, Series 9.

/s/ Grant Thornton LLP

Chicago, Illinois

February 22, 2017